                                                                EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       OCEAN OPTIQUE DISTRIBUTORS, INC.,
                             A FLORIDA CORPORATION


         The undersigned, the President of Ocean Optique Distributors, Inc., a Florida corporation (the "Corporation"), pursuant to Section 607.1007 of the Florida Business Corporation Act, hereby adopts the following Restated Articles of Incorporation:

                                   ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is Ocean Optique Distributors, Inc.

                                   ARTICLE II
                        PRINCIPAL OFFICE/MAILING ADDRESS

         The principal office address and mailing address of the Corporation is 14250 S.W. 119th Avenue, Miami, Florida 33186.

                                  ARTICLE III
                          NATURE OF CORPORATE BUSINESS

         The Corporation may engage in or transact any or all activities or business under the laws of the United States and of the State of Florida.

                                   ARTICLE IV
                               AUTHORIZED CAPITAL

         The Corporation's authorized capital shall consist of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock, all without par value. The Board of Directors may issue shares of preferred stock in one or more series, from time to time, with such relative rights, limitations and preferences as it may determine.

         The Board of Directors has designated an aggregate of 800,000 shares of the authorized but unissued shares of preferred stock of the Corporation, no par value per share, as "Series A Cumulative Convertible 3% Preferred Stock" with the rights and preferences set forth on the attached Statement of Designation, which is incorporated by reference herein.

         The Board of Directors has designated an aggregate of 230,000 shares of the authorized but unissued shares of preferred stock of the Corporation, no par value per share, as "Series B Cumulative Convertible 2% Preferred Stock" with the rights and preferences set forth on the attached Statement of Designation, which is incorporated by reference herein.

                                   ARTICLE V
                                   EXISTENCE

         The Corporation shall have perpetual existence unless sooner dissolved according to law.

                                   ARTICLE VI
                             LIABILITY OF DIRECTORS

         Unless otherwise provided by statute, a director shall not be personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy.

                                  ARTICLE VII
                              VOTING FOR DIRECTORS

         Members of the Board of Directors shall be elected at the Annual Meeting of the Corporation's shareholders, and shall be elected by the affirmative vote of a majority of the shares entitled to vote thereat.

                                  ARTICLE VIII
                     REGISTERED AGENT AND REGISTERED OFFICE

         The Corporation's Registered Agent and Registered Office in the State of Florida shall continue as follows:

         REGISTERED AGENT:                         Ray Hyman

         REGISTERED OFFICE:                        14250 S.W. 119th Avenue
                                                   Miami, Florida 33186

                                   ARTICLE IX
                               TERM OF DIRECTORS

         The number of directors of the Corporation shall be as set forth in the Corporation's Bylaws. Effective as of the Annual Meeting of the Shareholders in 1993, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible and the term of the office of one class shall expire at each Annual Meeting of Shareholders, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial term of office of directors of Class I shall expire at the Annual Meeting of Shareholders in 1994, that of Class II shall expire at the Annual Meeting of Shareholders in 1995, and that of Class III shall expire at the Annual Meeting of Shareholders in 1996. At each Annual Meeting of Shareholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding Annual Meeting of Shareholders after their election.

         The foregoing Restated Articles of Incorporation were adopted by the Board of Directors and the Shareholders of the Company as required by applicable law.


                                           OCEAN OPTIQUE DISTRIBUTORS, INC.,
                                           A FLORIDA CORPORATION



                                           By:/s/ Ray Hyman, Jr.
                                              -------------------------------
                                                  Ray Hyman, Jr., President

                            STATEMENT OF DESIGNATION
                                     OF THE
               SERIES A CUMULATIVE CONVERTIBLE 3% PREFERRED STOCK
                                       OF
                        OCEAN OPTIQUE DISTRIBUTORS, INC.



         1. DESIGNATION. An aggregate of 800,000 shares of the authorized but unissued shares of preferred stock of Ocean Optique Distributors, Inc., a Florida corporation (the "Company"), no par value per share, is hereby designated as "Series A Cumulative Convertible 3% Preferred Stock" (the "Preferred Stock").

         2.      DIVIDENDS.

                 a. DIVIDEND RATE. Holders of shares of the Preferred Stock are entitled to receive, when and if declared by the Board of Directors, out of funds legally available therefor, cash dividends or, in the Company's sole discretion, cash equivalent value stock dividends of Common Stock at the rate of $0.075 per share per annum, payable in semi-annual installments on June 30th and December 31st, commencing June 30, 1994.

                 b. CURRENT MARKET PRICE. The number of shares of Common Stock to be issued as a stock dividend shall be determined by the current market price of a share of Common Stock on the record date for such stock dividend. The current market price of a share of Common Stock on the record date shall be the closing sale price on such day as reported by Nasdaq or on any other exchange on which the shares of Common Stock may be traded.

                 c. NO FRACTIONAL SHARES. No fractional shares will be issued for dividends. The amount of any dividends represented by such fractional shares will be payable in cash.

                 d. DIVIDENDS TO BE CUMULATIVE. Dividends on the Preferred Stock will be cumulative from the date of initial issuance of the Preferred Stock. Except as set forth above, unless full cumulative dividends on the Preferred Stock have been paid, dividends (other than in Common Stock) may not be paid or declared or set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends).

                 e. HOLDERS OF RECORD. Dividends will be payable to holders of record as they appear on the stock books of the Company on June 1st and December 1st, respectively.

                 f. SURPLUS. Under Florida law, the Company may declare and pay dividends on shares of its capital stock out of available surplus, which is the amount by which the total assets of the Company exceed the sum of the total debt of the Company and its stated capital.

                 g. PRO-RATA DISTRIBUTION. If dividends are not paid in full upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon shares of Preferred Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock and such other preferred stock bear to each other.

         3. VOTING RIGHTS. Holders of shares of Preferred Stock will have no voting rights until they convert their shares of Preferred Stock into Common Stock.

         4.      CONVERSION RIGHTS.

                 a. MANNER OF CONVERSION. The Preferred Stock shall be convertible at any time, at the option of the holder, upon not less than 15 nor more than 30 days' prior written notice mailed, along with the Preferred Stock, to the Company. Before any holder of Preferred Stock shall be entitled to convert the same as provided herein, he shall surrender the certificate or certificates for such Preferred Stock at the Company's duly appointed transfer agent, or at the office of the Company if a transfer agent has not been appointed, which certificate or certificates shall be duly endorsed to the Company or in blank or accompanied by proper instruments of transfer to the Company or in blank, unless the Company shall waive such requirement, and shall give written notice to the Company at the aforesaid offices to convert said Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Company has agreed to forward the appropriate documentation to its transfer agent within three business days of its receipt of the notice of conversion. The Company will, as soon as practicable after such surrender of certificates for Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office of any transfer agent appointed as aforesaid, or at such other office or offices, if any, to the person for whose account such Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the highest number of whole shares of Common Stock, as the case may be, to which he shall be entitled as aforesaid. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted and the rights of the converting holder of the shares of the Preferred Stock as such holder shall cease and the person or persons in whose name or names the certificates for shares of Common Stock, as the case may be, upon conversion of such Preferred Stock are to be issued shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on such date. The Company shall not be required to convert, and no surrender of Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Preferred Stock was surrendered, and at the conversion rate in effect at the date of such surrender. The Preferred Stock may be converted in whole or in part, so long as at least 10% of a holder's Preferred Stock are converted at any given time.

                 b. CONVERSION RATE. The conversion rate shall be one share of the Company's Common Stock for each share of Preferred Stock, subject to adjustment in certain events. On conversion, no payment or adjustment for dividends shall be made. The conversion rate will be subject to adjustment in certain events, including: the issuance of stock as a dividend on the Common Stock; stock splits, subdivisions or combinations of the Common Stock; or the distribution to all holders of Common Stock of evidences of indebtedness of the Company, cash (excluding ordinary cash dividends), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above). No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, the Company at its option may round up the fractional share or pay an appropriate amount in cash based upon the reported last sales price of the shares of Common Stock on the day of conversion. Whenever the conversion rate is adjusted as herein provided, the Company shall forthwith file with any transfer agent or agents for the Preferred Stock appointed as aforesaid a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this Section 4, and in reasonable detail the facts requiring such adjustment. Such transfer agents shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this Section 4 subparagraph b. and in the absence of any such notice each transfer agent may conclusively assume that there has been no such change.

                 c. RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property then provision shall be made such that the holder of each share of Preferred Stock then outstanding shall have the right thereafter, during the period such share of Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.

                 d. RIGHTS OF HOLDERS. Holders of the Preferred Stock converted into Common Stock will be entitled to the same rights applicable at the time of conversion to other holders of Common Stock. The holders of the shares of the Preferred Stock have no preemptive rights with respect to any securities of the Company.

                 e. RESERVATION OF SHARES. The Company shall at all times reserve and keep available, out of its authorized and unissued or treasury shares of Common Stock or other stock or securities deliverable upon conversion pursuant to this Section, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of Florida, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued or treasury shares of Common Stock shall not be sufficient to permit the conversion of all the then outstanding Preferred Stock.

                 f. TAXES. The Company will pay any and all issue and other taxes that may be payable in respect of any issue of delivery of shares of Common Stock on conversion of Preferred Stock pursuant thereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         5. STATUS OF CONVERTED SHARES. Any shares of Preferred Stock that at any time shall have been converted pursuant to Section 4 or that have been otherwise repurchased by the Company shall, after such conversion or repurchase, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         6. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of the Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other junior stock, liquidating distributions in the amount of $2.50 per share plus accumulated and unpaid dividends. If upon any liquidation, dissolution or winding up of the Company, the assets distributable to the holders of the Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Preferred Stock are insufficient to fully pay the preferential amount, the holders of the Preferred Stock and of such other preferred stock will share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.
Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

         The right of the Company, and the rights of its creditors and stockholders (including holders of the Preferred Stock), to participate in the distribution of the assets of any subsidiary of the Company upon any liquidation or reorganization of such subsidiary, or otherwise, will be subject to the prior claims of creditors of such subsidiary (except to the extent the Company may itself be a creditor with recognized claims against such subsidiary).

         7. REDEMPTION RIGHTS. The Preferred Stock may not be redeemed by the Company.

         8. NO SINKING FUND. The shares of Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such shares.

                            STATEMENT OF DESIGNATION
                                     OF THE
               SERIES B CUMULATIVE CONVERTIBLE 2% PREFERRED STOCK
                                       OF
                        OCEAN OPTIQUE DISTRIBUTORS, INC.


         1. DESIGNATION. An aggregate of 230,000 shares of the authorized but unissued shares of preferred stock of Ocean Optique Distributors, Inc., a Florida corporation (the "Company"), no par value per share, is hereby designated as Series B Cumulative Convertible 2% Preferred Stock (the "Series B Preferred Stock").

         2.      DIVIDENDS.

                 a. DIVIDEND RATE. Holders of shares of the Series B Preferred Stock are entitled to receive, when and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at a rate of $0.10 per share of Series B Preferred Stock per annum payable in quarterly installments on September 30th, December 31st, March 31st and June 30th of each year, commencing September 30, 1995.

                 b. DIVIDENDS TO BE CUMULATIVE. Dividends on the shares of Series B Preferred Stock will be cumulative from the date of issuance. Unless full cumulative dividends on the Company's Series A Cumulative Convertible 3% Preferred Stock (the "Series A Preferred Stock") and on the Series B Preferred Stock have been paid, dividends may not be paid or declared or set aside for payment and other distributions may not be made upon the Common Stock or on any other stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or liquidation preference, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Series A Preferred Stock and Series B Preferred Stock as to dividends or liquidation preference be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series A Preferred Stock and Series B Preferred Stock as to dividends or liquidation preference).

                 c. HOLDERS OF RECORD. Dividends will be payable to holders of record as they appear on the stock books of the Company on the first day of the calendar month in which dividends are to be paid pursuant to Section 2.a, unless such date is not a business day, in which event on the next succeeding business day.

                 d. RANK; PRO-RATA DISTRIBUTION. Unless otherwise provided by law or in any instrument evidencing the Series A Preferred Stock, the Series B Preferred Stock will be of equal rank to the Series A Preferred Stock as to payment of dividends and rights upon liquidation. If dividends are not paid in full upon the Series B Preferred Stock and any other preferred stock ranking on a parity as to dividends or liquidation preference with the Series B Preferred Stock, all dividends (including any accumulation resulting from unpaid dividends for prior quarters) on shares of Series B Preferred Stock and such other preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Series B Preferred Stock and such other preferred stock will be of equal proportion.

         3. VOTING RIGHTS. Holders of shares of Series B Preferred Stock will have no voting rights until they convert their shares of Series B Preferred Stock into Common Stock.

         4.      CONVERSION RIGHTS.

                 a. MANNER OF CONVERSION. The Series B Preferred Stock shall be convertible at any time after November 30, 1996, at the option of the holder, upon not less than 15 nor more than 30 days' prior written notice mailed, along with the certificate or certificates representing the shares of Series B Preferred Stock to be converted, to the Company. Before any holder of Series B Preferred Stock shall be entitled to convert the same as provided herein, he shall surrender the certificate or certificates for such Series B Preferred Stock at the Company's duly appointed transfer agent, or at the office of the Company if a transfer agent has not been appointed, which certificate or certificates shall be duly endorsed to the Company or in blank with signatures medallion guaranteed, or accompanied by proper instruments of transfer to the Company or in blank, with signatures medallion guaranteed, unless the Company shall waive any of such requirements, and shall give written notice to the Company at the aforesaid offices to convert said Series B Preferred Stock stating therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The Company has agreed to forward the appropriate documentation to its transfer agent after its receipt of the notice of conversion. The Company will, as soon as practicable after such surrender of certificates for Series B Preferred Stock accompanied by the above-prescribed written notice, issue and deliver at the office of any transfer agent appointed as aforesaid, or at such other office or offices, if any, to the person for whose account such Series B Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the highest number of whole shares of Common Stock, as the case may be, to which he shall be entitled as aforesaid. Subject to the following provisions of this section and provided that all appropriate documentation has been received, a conversion shall be deemed to have been made as of the date of such surrender of the Series B Preferred Stock to be converted and the rights of the converting holder of the shares of the Series B Preferred Stock as a holder of Series B Preferred Stock shall cease, and the person or persons to whom the certificates representing the shares of Common Stock received upon conversion of such Series B Preferred Stock are to be issued shall be treated for all purposes as the record holder or holders of such Common Stock at the close of business on such date. The Company shall not be required to convert, and no surrender of Series B Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of Series B Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series B Preferred Stock was surrendered, and at the conversion rate in effect on the date of such surrender. Any purported transfer or assignment of any shares of Common Stock underlying the Series B Preferred Stock between the date of surrender of the Series B Preferred Stock and the time of issuance of the certificate representing the shares of Common Stock will be effected by the Company only in the event such transfer or assignment is, in the sole discretion of the Company, in accordance with applicable law.

                 b. CONVERSION RATE. The conversion rate shall be one share of the Company's Common Stock for each share of Series B Preferred Stock, subject to adjustment as provided herein. On conversion, no payment or adjustment for dividends shall be made. In the event the market price per share of Common Stock, as defined below, as of the effective date of conversion is less than $5.00 per share, subject to adjustment in the event of stock splits, stock dividends, recapitalizations or redemptions, then the Company shall issue such shares of Common Stock upon conversion of the Series B Preferred Stock equal to (i) the number of shares of Series B Preferred Stock then issued and outstanding multiplied by $5.00, (ii) divided by the then-current market price of the Common Stock. The market price per share of the Company's Common Stock shall equal the average asked prices of the Common Stock during the 30 consecutive business days immediately prior to the date of conversion. The conversion rate will be subject to adjustment in certain events, including the issuance of shares as a dividend on the Common Stock or stock splits, subdivisions or combinations of the Common Stock. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, the Company at its option may round up the fractional share or pay an appropriate amount in cash based upon the reported last bid price of the shares of Common Stock on the day of conversion. Whenever the conversion rate is adjusted as herein provided, the Company shall forthwith file with any transfer agent for the Series B Preferred Stock a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this
Section 4, and in reasonable detail the facts requiring such adjustment. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this Section 4.b and in the absence of any such notice, each transfer agent may conclusively assume that there has been no such change.

                 c. RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, then provision shall be made such that the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series B Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of

Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.

                 d. RIGHTS OF HOLDERS. Holders of the Series B Preferred Stock converted into Common Stock will be entitled to the same rights applicable at the time of conversion to other holders of Common Stock. The holders of the shares of the Series B Preferred Stock have no preemptive rights with respect to any securities of the Company.

                 e. TAXES. The Company will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of Series B Preferred Stock. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series B Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

         5. STATUS OF CONVERTED SHARES. Any shares of Series B Preferred Stock that at any time shall have been converted pursuant to Section 4 or that have been otherwise repurchased by the Company shall, after such conversion or repurchase, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         6. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of the Series B Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other junior stock, liquidating distributions in the amount of $5.00 per share plus accumulated and unpaid dividends. If upon any liquidation, dissolution or winding up of the Company, the assets distributable to the holders of the Series B Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Series B Preferred Stock are insufficient to fully pay the preferential amount, the holders of the Series B Preferred Stock and of such other preferred stock will share ratably in such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

         The right of the Company, and the rights of its creditors and stockholders (including holders of the Series B Preferred Stock), to participate in the distribution of the assets of any subsidiary of the Company upon any liquidation or reorganization of such subsidiary, or otherwise, will be subject to the prior claims of creditors of such subsidiary (except to the extent the Company may itself be a creditor with recognized claims against such subsidiary).

         7. REDEMPTION RIGHTS. The Series B Preferred Stock may not be redeemed by the Company.

         8. NO SINKING FUND. The shares of Series B Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such shares.